Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215172, 333-145499 and 333-134989 and on Forms S-8 of our report dated November 15, 2018, relating to the consolidated financial statements of Haynes International, Inc. and the effectiveness of Haynes International, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2018.

 /s/ Deloitte & Touche LLP

Indianapolis, Indiana November 15, 2018